Exhibit 99.1

[HeartWare International, Inc.]
C/O [ ]
[ ]
[ ]

VOTE BY INTERNET – www.[ ].com
Use the internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on [•], 2009. Have this proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

VOTE BY PHONE – [ ]
Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m., Eastern time, on [•], 2009. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-prepaid envelope provided or return it to HeartWare International, Inc., c/o [ ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HEARTWARE INTERNATIONAL, INC.

The Board of Directors recommends a vote FOR proposals (1) and (2).

The Board Recommends ↓

	FOR	AGAINST	ABSTAIN
(1) Adopt Agreement and Plan of Merger, dated as of February 12, 2009, by and among HeartWare International, Inc., Thoratec Corporation, Thomas Merger Sub I, Inc. and Thomas Merger Sub II, Inc.	☐	☐	☐
(2) Adjourn the HeartWare Special Meeting, if necessary or appropriate, to permit further solicitation of proxies.	☐	☐	☐

Please indicate your vote by placing an "X" in one of the boxes to the left for each proposal

***NOTE: If a signed proxy card is returned without specific voting instructions as to any item or all items, the shares represented by the proxy will be voted FOR proposals (1) and (2).**

For comments and/or address changes, please check this box and write them on the other side of this card. ☐

Please indicate if you plan to attend the HeartWare Special Meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HEARTWARE INTERNATIONAL, INC. Special Meeting of Stockholders , 2009 A.M., U.S. Eastern time ( , Sydney time on , 2009) [Location] Important Notice Regarding InternetAvailability of Proxy Materials fortheSpecial Meeting: The Notice and Proxy Statement/Prospectus are available at . HEARTWARE INTERNATIONAL, INC. PROXY Special Meeting of Stockholders — 2009 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS [Douglas E. Godshall and David J. McIntyre] hereby are appointed individually as proxies (with full power to act without the others and with full power of substitution) to attend and to vote for the undersigned on the matters listed on the reverse side hereof at the Special Meeting of Stockholders to be held on [ ], 2009, or at any adjournment or postponement of that meeting and, in their discretion, upon other matters that arise at the meeting. This proxy revokes all proxies previously given for the same shares of stock. The shares represented by this proxy will be voted in accordance with instructions given on the back of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted FOR the approval of the Agreement and Plan of Merger and FOR the approval of an adjournment of the Special Meeting, if necessary or appropriate. Please vote on the reverse of this card. Sign, date and return this card promptly using the enclosed postage-prepaid envelope. Sign exactly as name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title. Address Changes/Comments: ___ ___(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) (To be signed on the reverse side)